Exhibit 21.1

Qnity Electronics, Inc.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of Qnity Electronics, Inc. as of the separation from DuPont de Nemours, Inc.

Name	Organized Under Laws Of
EKC Advanced Electronics Hong Kong Limited	Hong Kong
EKC Advanced Electronics USA 2, LLC	United States
EKC Technology, Inc.	United States
DDP Specialty Products Taiwan Co., Ltd.	Taiwan
EKC Advanced Electronics Canada Company	Canada
DSP Germany GmbH	Germany
DuPont International Commerce (Shanghai) Co., Ltd.	China
EKC Advanced Electronics 1 Japan Kabushiki Kaisha	Japan
EKC Advanced Electronics Korea Ltd.	South Korea
EKC Advance Electronics India Private Limited	India
DuPont Electronic Materials International LLC	United States
DuPont Electronic Materials CMP, LLC.	United States
EKC Advanced Electronics USA 3, LLC	United States
EKC Advanced Electronics USA 4, LLC	United States
DuPont Specialty Products Taiwan Ltd.	Taiwan
DuPont Electronic Materials Asia, Inc., Taiwan Branch	Taiwan
DuPont Specialty Materials Singapore Pte. Ltd.	Singapore
DSP Singapore Holdings Pte. Ltd.	Singapore
Du Pont China Holding Company Limited	China
EKC Advanced Electronics Germany GmbH	Germany
EKC Advanced Electronics Luxembourg S.à r.l.	Luxembourg
EKC Advanced Electronics 3 Japan Kabushiki Kaisha	Japan
Du Pont Taiwan Limited	Taiwan
EKC Advanced Electronics Netherlands B.V.	Netherlands
DuPont Specialty Solutions Korea Ltd.	South Korea
DuPont Specialty Materials Korea Ltd.	South Korea
DuPont Performance Products Korea Ltd.	South Korea
NITTA DuPont Trading Company	Japan
DuPont Performance Products Japan Kabushiki Kaisha	Japan
NITTA DuPont Incorporated	Japan
DuPont Specialty Materials (Hong Kong) Limited	Hong Kong
EKC Electronics France SAS	France
DuPont Materials (Dongguan) Co., Ltd., Shanghai Branch	China
DuPont Technology (Shanghi) Co., Ltd.	China
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
EKC Advanced Electronics Switzerland GmbH	Switzerland
Duroptix Materials Kabushiki Kaisha	Japan
LAIRD SRO	Czech Republic
EKC Advanced Electronics 2 Japan Kabushiki Kaisha	Japan

LAIRD TECHNOLOGIES INC (US)	United States
EKC Advanced Electronics Singapore PTE. LTD.	Singapore
DuPont Electronics, Inc.	United States
LAIRD TECHNOLOGIES (SHENZHEN) CO LTD	China
LAIRD TECHNOLOGIES (SHANGHAI) CO LTD	China
EKC Advanced Electronics Spain, S.L.U.	Spain
EKC Advanced Electronics Solutions Sàrl	Switzerland
EKC Advanced Electronics México, S. de R.L. de C.V.	Mexico
Kalrez USA, LLC	United States
EKC Advanced Electronics USA, LLC	United States
EIDCA Specialty Products Company	Canada
PERFORMANCE SPECIALTY SINGAPORE 2 PTE. LTD.	Singapore
LAIRD TECH (SEA) PTE LIMITED	Singapore
EKC Advanced Electronics IP, LLC	United States
DUPONT DIVERSIFIED INDUSTRIALS (THAILAND) LIMITED	Thailand
DuPont Industrials Taiwan Ltd.	Taiwan
DDP Specialty Products Korea Ltd.	South Korea
DuPont Specialty Products Malaysia Sdn. Bhd.	Malaysia
Specialty Electronic Materials (Thailand) Company Limited	Thailand